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                                                                  EXHIBIT 10.12


                                                                     ORIGINAL
                                                                     --------




                                   AGREEMENT



         This agreement ("Agreement") dated as of May 5, 1995 is entered into by and between Search Capital Group, Inc. ("Search"), and Sam B. Myers, Jr. ("Myers").

                                    RECITALS

         WHEREAS, Myers is presently Chairman of the Board of Search and has served Search as a director and officer, at various times since 1985; and

         WHEREAS, Search has requested that Myers resign as a member of the Board of Directors and as an officer of Search Capital Group, Inc., and any of its subsidiaries; and

         WHEREAS, Myers agrees to do so; and

         WHEREAS, Search and Myers have reached certain understandings to facilitate a smooth transition which they wish to memorialize;

         NOW, THEREFORE, for the mutual promises recited herein and Ten Dollars ($10.00) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties hereto, and with the intent to be legally bound hereby, the parties hereto agree as follows:

1. RESIGNATION. Upon execution hereof, Myers shall tender his resignation as a member of the Board of Directors and as an officer of Search Capital Group, Inc., and any of its subsidiaries.

2.       CONSULTING AGREEMENT.

         a. SERVICES. For a period of three months beginning May 15, 1995, Myers agrees to provide consulting services on such matters as may be referred to him from time to time by the Chief Executive Officer of Search and as are within Myers' areas of expertise. Myers shall devote such time, energy, and attention as is necessary to perform and discharge his duties and responsibilities hereunder in an efficient, trustworthy and businesslike manner. Such duties shall be rendered in Dallas, Texas. Myers will not be required to devote such time as would unreasonably interfere with Myers' conduct of his investments and other business interests.

         b. COMPENSATION. As compensation, Myers shall be paid a monthly salary of $12,500, and receive title to the four year old company car he presently possesses, which the parties agree has a value of $11,725.
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3.       MYERS' COOPERATION IN SUITS.  Myers shall continue to cooperate with and assist Search, to the extent that Myers' time reasonably permits, in the defense of the O'Shea Class Action Suit or any other suit brought against Search that relates to the period of time when Myers was an officer, director, shareholder and or employee of Search.

4.       INDEMNIFICATION.

         a. Search shall indemnify Myers in the event he was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of Search), by reason of the fact that he is or was a director, officer, employee, or agent of Search or he is or was serving at the request of Search as a director, officer, employee, or agent of a wholly owned subsidiary corporation, partnership, joint venture, trust, or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Search and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Myers did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Search and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

         b. Search shall indemnify Myers, in the event that he was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of Search to procure a judgment in its favor by reason of the fact that he is or was a director or officer of Search or he is or was serving at the request of Search as a director, officer, partner, or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, a wholly owned subsidiary corporation, partnership, joint venture, trust, association, or other enterprise against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Search; but no such indemnification shall be made in respect of any claim, issue, or matter as to which Myers has been adjudged to be liable for gross negligence or gross misconduct in the performance of his duty to Search.

         c. To the extent that Myers has been successful on the merits in defense of any action, suit, or proceeding referred to in
                 Section 4.a or 4.b in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection therewith.


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         d.      Any indemnification under Section 4.a or 4.b (unless ordered by a court) shall be made by Search only as authorized in the specific case upon a determination that indemnification of Myers is proper in the circumstances because he has met the applicable standard of conduct set forth in such subsection. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the shareholders.

         e. Expenses (including reasonable attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by Search in advance of the final disposition of such action, suit, or proceeding as authorized in Section 4.d upon receipt of an undertaking by or on behalf of Myers to repay such amount unless it is ultimately determined that he is entitled to be indemnified by Search against such expenses pursuant to this Section 4 or otherwise.

         f. The indemnification provided by this Section 4 shall not be deemed exclusive of any other rights to which Myers may be entitled under the certificate of incorporation of Search, any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue in the event this Agreement is terminated and shall inure to the benefit of Myers' heirs, executors, and administrators.

         g. Without limitation of the foregoing, Search shall tender a defense in the current O'Shea Class Action Suit. Myers will prior to the time of Search undertaking Myers' defense execute an appropriate engagement letter with Akin, Gump, Strauss, Hauer & Feld, L.L.P.

5.       ESOP SHARES - PUT OPTION

         Myers is entitled to receive approximately 111,218 shares of Search Capital Group, Inc. $.01 par value common stock ("Shares") from the Employee Stock Ownership Plan terminated in August 1994. Upon distribution to Myers or to a rollover Individual Retirement Account or other plan qualified under
Section 401 (a) of the Internal Revenue Code of 1986 as designated by Myers, Search grants Myers the right (the "Put Option") to cause Search to purchase from Myers all, but not less than all, of the Shares unsold upon the following terms:

         a. PURCHASE PRICE. The purchase price of the Shares shall be Two Dollars and Twenty-Five Cents ($2.25) per share.

         b.      TIME FOR EXERCISE.  Myers shall notify Search at least thirty
                 (30) days prior to the expiration of twenty four months following the execution of this Agreement that Myers intends to exercise the Put Option. If so exercised, closing shall take place within five (5) business days following the expiration of such twelve month period.





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         c.      CLOSING.  At the closing Myers, or the rollover Individual
                 Retirement Account, as the case may be, shall deliver to Search stock certificates duly endorsed representing 111,218 shares of the common stock and Search shall deliver to Myers a cashiers check in the amount of $250,240.50.

         d. ANTI-DILUTION PROVISIONS. In the event that Search issues additional shares of its common stock as a stock dividend or as part of a stock split, or if Search reduces the number of its issued and outstanding shares of common stock as a result of a reverse stock split, the number of the remaining Shares subject to the right of first refusal and the Put Option, and the purchase prices herein specified shall all be appropriately adjusted.

6.       RELEASES

         a. BY MYERS. Myers RELEASES ALL OFFICERS, DIRECTORS, AND EMPLOYEES OF SEARCH FROM ANY AND ALL LIABILITIES AND CAUSES OF ACTION HE MIGHT HAVE AGAINST ANY OF THEM, WHICH LIABILITIES AROSE OR MAY ARISE FROM AND ARE DIRECTLY OR INDIRECTLY RELATED TO THE PERFORMANCE OF THEIR DUTIES FOR SEARCH, OTHER THAN THE OBLIGATIONS CONTAINED IN THIS AGREEMENT.

         b. BY SEARCH. Search RELEASES MYERS FROM ANY AND ALL LIABILITIES AND CAUSES OF ACTION SEARCH MIGHT HAVE AGAINST HIM, WHICH LIABILITIES AROSE OR MAY ARISE FROM AND ARE DIRECTLY OR INDIRECTLY RELATED TO THE PERFORMANCE OF HIS DUTIES AS SHAREHOLDER, OFFICER, DIRECTOR, AND OR AN EMPLOYEE OF SEARCH, OTHER THAN THE OBLIGATIONS CONTAINED IN THIS AGREEMENT.

7.       SETTLEMENT OF SUITS

         a. BY MYERS. To the extent Myers is named as an individual defendant in any claim or cause of action, including the O'Shea case brought against Myers individually and against Search, Myers may settle such matters on his own behalf without the concurrence of Search, but shall not attempt to bind Search in any manner. Myers shall use reasonable effort in any such settlement to inform Search of the terms and conditions of such settlement agreement and to structure any settlement agreement in a way or manner that does not adversely affect the interests of Search.

         b. BY SEARCH. To the extent Search is named as a defendant in any claim or cause of action, including the O'Shea case, brought against Myers and Search, Search may settle such matters on its own behalf without the concurrence of Myers, but shall not attempt to bind Myers in any manner. Search shall use reasonable effort in any





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                 such settlement to inform Myers of the terms and conditions of such settlement agreement and to structure any settlement agreement in a way or manner that does not adversely affect the interests of Myers.

         c. JOINDER. If the settlement of any matter in which Myers and Search are named as co-defendants requires the joinder and/or consent of either of them, such joinder and/or consent shall not be unreasonably withheld, conditioned, or delayed by either of them.

8.       DISPUTE OF SETTLEMENT TERMS

         a. BY MYERS. Myers hereby agrees that as a co-defendant in any suit in which he and Search are named that he will not bring any claim or cause of action against Search in relation to the terms and conditions of any settlement of such matters made by Search.

         b. BY SEARCH. Search hereby agrees that as a co-defendant in any suit in which it and Myers are named that it will not bring any claim or cause of action against Myers in relation to the terms and conditions of any settlement of such matters made by Myers.

9.       MISCELLANEOUS PROVISIONS

         a. PROFESSIONAL FEES. Search shall be responsible and pay for the reasonable attorneys' fees and accountants' fees incurred by each party hereto in relation to the negotiation and consummation of this Agreement. Each party hereto shall be responsible for its own professional fees in relation to the interpretation, enforcement, or adjudication, if any, of this Agreement.

         b. REPRESENTATIONS AND WARRANTIES OF SEARCH. Search represents and warrants that the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action and that this Agreement is a valid and binding obligation of Search enforceable according to its terms.

         c. INDEMNITY BY SEARCH. Search agrees to indemnify, save, and hold Myers harmless from and against costs, expenses, or disbursements (including reasonable attorneys' fees), liabilities, obligations, losses, damages, penalties, actions, judgments, or suits of any kind or nature whatsoever INSOFAR ONLY such relate to a breach or alleged breach of a representation or warranty of Search under Section 9.b. On any action for which indemnity is provided under the foregoing sentence, Search agrees, if requested, to advance from time to time attorneys' fees and costs incurred by Myers.

         d. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective heirs, legal representatives, successors, and assigns.





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         e.      FURTHER ASSURANCES.  The parties hereto agree to cooperate with each other and execute any and all documents and to do any and all things necessary to effectuate this Agreement.

         f. GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED UNDER THE LAWS OF THE STATE OF TEXAS AND VENUE FOR ANY MATTER BROUGHT BY ONE PARTY AGAINST THE OTHER CONCERNING THIS AGREEMENT SHALL BE A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS.

         g. INJUNCTIVE RELIEF. Because the parties hereto may not have an adequate remedy at law, any of the parties hereto may apply for and receive without objection from any of the other parties' equitable relief including but not limited to specific performance, temporary restraining order, or permanent injunctions. Any of these remedies if elected shall be in addition to any other remedies that the parties may have at law or in equity and may be obtained concurrently with the exercise of any other remedy available to any of the parties at law or in equity.

         h. AMENDMENTS, ETC. This Agreement may be amended, terminated, or superseded only by an instrument signed by the party against whom such amendment, termination, or supersession is sought to be enforced.

         i. ENTIRE AGREEMENT. This Agreement evidences the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreements or undertakings with respect thereto.

         j. NOTICES. All notices, requests, demands, and other communications provided for or permitted hereunder shall be in writing and shall be sent by mail, telex, telecopier, or hand delivery as follows:


                 Search Capital Group, Inc.     With a copy to (not constituting
                 700 N. Pearl Street            notice):
                 Suite 400, L.B. 401
                 Dallas, Texas  75201-2809      Search Capital Group, Inc.
                 Attn:  President               700 N. Pearl Street
                 214 965 6000                   Suite 400, L.B. 401
                 214 965 6098 (fax)             Dallas, Texas  75201-2809
                                                Attn:  General Counsel
                                                214 965 6000
                                                214 965 6098 (fax)











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                 Sam B. Myers, Jr.              With a copy to (not constituting
                 4521 Belfort Place             notice):
                 Dallas, Texas  75205
                 214 526 6996                   Bryan W. Aldridge, Esq.
                 214 526 5531 (fax)             3220 W. Southlake Blvd., Suite A
                                                Southlake, Texas  76092-8701
                                                214 748 9242
                                                214 748 9238 (fax)




         k. SEVERABILITY. If any part of this Agreement is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement will remain in full force.

         l. COUNTERPART. This agreement may be executed in dual counterparts, each of which shall constitute an original.

         IN WITNESS HEREOF, the parties have signed this Agreement as of the date first written above.





                                        SEARCH CAPITAL GROUP, INC.



                                        By:  /s/ George C. Evans
                                           -------------------------------
                                        Its: President and CEO
                                            ------------------------------



                                            /s/ Sam B. Myers, Jr.
                                            ------------------------------




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